Exhibit 10.1

THIRD AMENDMENT TO
SECOND AMENDED AND RESTATED
EMPLOYMENT AGREEMENT
(Michael P. Whitman)

This Third Amendment to Second Amended and Restated Employment Agreement dated as of May 14, 2009 (this “Third Amendment”), is made by and between Power Medical Interventions, Inc., a Delaware corporation (the “Company”), and Michael P. Whitman (“Executive”).

WHEREAS, the Company and Executive are parties to a Second Amended and Restated Employment Agreement dated March 23, 2007, which agreement was amended by a First Amendment to Second Amended and Restated Employment Agreement, dated as of February 4, 2008 and a Second Amendment to Second Amended and Restated Employment Agreement, dated as of February 6, 2009 (the “Original Agreement”); and

WHEREAS, the parties wish to amend and restate a defined term in the Original Agreement in the manner set forth herein to reflect their intent and agreement at the time they entered into the Second Amendment to Second Amended and Restated Employment Agreement.

NOW, THEREFORE, in consideration of the premises and the covenants set forth herein and in the Original Agreement, the parties hereby agree as follows:

1.                                       Defined Terms.  Capitalized terms used, but not defined, herein shall have the meanings ascribed to them in the Original Agreement.

2.                                       Definition of Change of Control.  The definition of “Change of Control” set forth in Section 9 of the Second Amended and Restated Employment Agreement is hereby amended and restated in its entirety as follows:

“ “Change of Control” means the closing of a sale of all or substantially all of the assets or issued and outstanding capital stock of the Company in one or more related transactions, or a merger or consolidation involving the Company in which stockholders of the Company immediately before such merger or consolidation do not own immediately after such merger or consolidation capital stock or other equity interests of the surviving corporation or entity representing more than fifty percent in voting power of capital stock or other equity interest of such surviving corporation or entity outstanding immediately after such merger or consolidation.”

3.                                       Salary.  Section 4.1 of the Second Amended and Restated Employment Agreement is hereby amended to delete Section 4.1(b) in its entirety and to insert the following in its place:

“(b)                           Salary for 2009 and Subsequent Years.  For calendar year 2009, Executive’s Salary shall be $385,000 increased by the percentage increase in the US Department of Labor’s Bureau of Labor Statistics Consumer Price Index for Urban Wage Earners and Clerical Workers in the NY-NJ-CT-PA metropolitan area Series number CWURA101SA0 (“CPI”) for October of the preceding calendar year. For each calendar year thereafter, Executive’s Salary shall be increased consistent with the foregoing CPI adjustment calculation for the preceding calendar year, the intent being to provide Executive with a minimum Salary of $385,000 plus the amount of the annual CPI adjustments (“Minimum Salary”).  In no event shall Executive’s Salary be decreased below the Minimum Salary.  In addition, the Company agrees that the Executive’s Salary and performance will be reviewed at least annually by the Board to determine if any additional change in compensation is appropriate.”

4.                                       Ratification.  The Original Agreement, as amended hereby, is hereby ratified and confirmed in all respects and shall continue in full force and effect.  The Original Agreement shall, together with this Third Amendment, be read and construed as a single agreement.

5.                                       Governing Law.  This Third Amendment shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to its principles of conflict of laws.

6.                                       Counterparts.  This Third Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Third Amendment to Second Amended and Restated Employment Agreement as an instrument under seal as of the date first written above.

POWER MEDICAL INTERVENTIONS, INC.

By:	/s/ Charles W. Federico
Name: Charles W. Federico
Title: Presiding Director

EXECUTIVE:

/s/ Michael P. Whitman
Michael P. Whitman